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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

         China Evergreen Environmental Corp. ("CEEC") has the following subsidiaries:


                                                                                   Percentage Ownership
                           Name                                                       Held by CEEC
                           ----                                                       ------------

          Evergreen Asset Group Limited                                                    100%
          Guangdong Xinxinmei Environmental Protection Co.                                 90.0%
          Beijing Haotai Shiyuan Water Purification Co. Limited                            90.0%
          Shangdong  Haiyang  Shenshi  Environmental  Protection  Co.
          Limited                                                                          90.0%



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